Exhibit 4(k)

ENTERGY NEW ORLEANS, INC.

To

THE BANK OF NEW YORK

(successor to Harris Trust Company of New York and Bank of Montreal Trust Company)

And

STEPHEN J. GIURLANDO

(successor to Mark F. McLaughlin and Z. George Klodnicki)

As Trustees under the Mortgage and Deed of Trust,

dated as of May 1, 1987 of Entergy New Orleans, Inc.

ELEVENTH SUPPLEMENTAL INDENTURE

Providing among other things for

First Mortgage Bonds,

3.875% Series due August 1, 2008

(Fourteenth Series)

and

First Mortgage Bonds,

5.25% Series due August 1, 2013

(Fifteenth Series)

Dated as of July 1, 2003

ELEVENTH SUPPLEMENTAL INDENTURE, dated as of July 1, 2003, between ENTERGY NEW ORLEANS, INC., a corporation of the State of Louisiana, whose post office address is 1600 Perdido Street, Building 505, New Orleans, Louisiana 70112 (the "Company") and THE BANK OF NEW YORK (successor to Harris Trust Company of New York and Bank of Montreal Trust Company), a New York banking corporation, whose principal corporate trust office is located at 101 Barclay Street, Floor 21 West, New York, New York 10286 and STEPHEN J. GIURLANDO (successor to Mark F. McLaughlin and Z. George Klodnicki), whose address is 63 Euclid Avenue, Massapequa, New York 11758, as trustees under the Mortgage and Deed of Trust, dated as of May 1, 1987, executed and delivered by the Company (herein called the "Original Indenture"; the Original Indenture and any and all indentures and instruments supplemental thereto being herein called the "Indenture");

WHEREAS, the Original Indenture has been duly recorded and filed as required in the State of Louisiana simultaneously with the recording and filing of the First Supplemental Indenture thereto, dated as of May 1, 1987, between the Company and BANK OF MONTREAL TRUST COMPANY (The Bank of New York, successor) and Z. GEORGE KLODNICKI (Stephen J. Giurlando, successor), as trustees (herein called the "First Supplemental Indenture"); and

WHEREAS, the Original Indenture was recorded in various Parishes in the State of Louisiana; and

WHEREAS, the Company executed and delivered to the Trustees (such term and all other defined terms used herein and not defined herein having the respective definitions to which reference is made in Article I below) its Second Supplemental Indenture, dated as of January 1, 1988, its Third Supplemental Indenture, dated as of March 1, 1993, its Fourth Supplemental Indenture, dated as of September 1, 1993, its Fifth Supplemental Indenture, dated as of April 1, 1995, its Sixth Supplemental Indenture, dated as of March 1, 1996, its Seventh Supplemental Indenture, dated as of July 1, 1998, its Eighth Supplemental Indenture, dated as of July 1, 2000 (the "Eight Supplemental Indenture"), its Ninth Supplemental Indenture, dated as of February 1, 2001 (the "Ninth Supplemental Indenture"), and its Tenth Supplemental Indenture, dated as of October 1, 2002 (the "Tenth Supplemental Indenture"), each as a supplement to the Original Indenture, which Supplemental Indentures have been duly recorded in various Parishes in the State of Louisiana, which Parishes are the same Parishes in which this Eleventh Supplemental Indenture is to be recorded; and

WHEREAS, pursuant to an Agreement and Plan of Merger dated as of March 18, 1999, Harris Trust Company of New York merged into Bank of Montreal Trust Company, Trustee under the Indenture, and effective July 1, 1999, the combined entity changed its name to Harris Trust Company of New York, and, by virtue of Section 9.03 of the Original Indenture, Harris Trust Company of New York became successor Trustee under the Indenture, without execution of any paper or the performance of any further act on the part of any other parties to the Indenture; and

WHEREAS, effective July 15, 2000, Harris Trust Company of New York and Mark F. McLaughlin resigned as Trustee and Co-Trustee, respectively, under the Indenture, and by the Eighth Supplemental Indenture, the Company appointed The Bank of New York and Stephen J. Giurlando as successor Trustee and successor Co-Trustee, respectively, effective July 15, 2000, and The Bank of New York and Stephen J. Giurlando accepted said respective appointments; and

WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Indenture, the following series of bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
10.95% Series due May 1, 1997	$75,000,000	None
13.20% Series due February 1, 1991	1,400,000	None
13.60% Series due February 1, 1993	29,400,000	None
13.90% Series due February 1, 1995	9,200,000	None
7% Series due March 1, 2003	25,000,000	None
8% Series due March 1, 2023	45,000,000	45,000,000
7.55% Series due September 1, 2023	30,000,000	30,000,000
8.67% Series due April 1, 2005	30,000,000	None
8% Series due March 1, 2006	40,000,000	40,000,000
7% Series due July 15, 2008	30,000,000	30,000,000
8.125% Series due July 15, 2005	30,000,000	30,000,000
6.65% Series due March 1, 2004	30,000,000	30,000,000
6.75% Series due October 15, 2017	25,000,000	25,000,000

; and

WHEREAS, Section 19.04 of the Original Indenture provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted, or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder, or the Company may establish the terms and provisions of any series of bonds by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Indenture shall be situated; and

WHEREAS, the Company desires to create two new series of bonds under the Indenture and to add to its covenants and agreements contained in the Indenture certain other covenants and agreements to be observed by it; and

WHEREAS, all things necessary to make this Eleventh Supplemental Indenture a valid, binding and legal instrument have been performed, and the issuances of said two series of bonds, subject to the terms of the Indenture, have been in all respects duly authorized;

NOW, THEREFORE, THIS ELEVENTH SUPPLEMENTAL INDENTURE WITNESSETH: That ENTERGY NEW ORLEANS, INC., in consideration of the premises and of Ten Dollars ($10) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all provisions of the Indenture (including any modification made as in the Indenture provided) and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over and confirmed and granted a security interest in, and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, hypothecate, affect, pledge, set over and confirm and grant a security interest in (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), unto STEPHEN J. GIURLANDO and (to the extent of its legal capacity to hold the same for the purpose hereof) to THE BANK OF NEW YORK, as Trustees under the Indenture, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever (1) all rights, legal and equitable, of the Company (whether in accordance with Paragraph 32 of that certain Resolution No. R-86-112, adopted by the Council of the City of New Orleans on March 20, 1986 and accepted by the Company on March 25, 1986, as superseded by Resolution No. R-91-157, effective October 4, 1991, or pursuant to other regulatory authorization or by operation of law or otherwise), in the event of the purchase and acquisition by the City of New Orleans (or any other governmental authority or instrumentality or designee thereof) of properties and assets of the Company, to recover and receive payment and compensation from the City (or from such other governmental authority or instrumentality or designee thereof or any other person) of an amount equal to the aggregate uncollected balance of (A) the deferrals of Grand Gulf 1 Costs (as defined in the Original Indenture) and the deferred carrying charges accrued thereon that have accumulated prior to the City or such other entity providing official notice to the Company of the City's or such other entity's intent to effect such purchase and acquisition and (B) if and to the extent that the City or such other entity and the Company agree that the City or such other entity is liable for all or a portion of the aggregate uncollected balance of such deferrals accumulating thereafter or a court of final resort so holds, such deferrals that have accumulated subsequent to such notice (said rights of the Company, together with the proceeds and products thereof, being defined in the Original Indenture as the "Municipalization Interest"); and (2) all properties of the Company, real, personal and mixed, of the kind or nature described or mentioned in the Original Indenture; and (3) all properties of the Company specifically described in Article VII hereof and all other properties of the Company, real, personal and mixed, of the kind or nature specifically mentioned in the Original Indenture or of any other kind or nature acquired by the Company on or after the date of the execution and delivery of the Original Indenture (except any herein or in the Original Indenture, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 15.03 of the Original Indenture, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same, the scope and intent of the foregoing or of any general description contained herein or in the Original Indenture, as heretofore supplemented), all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio and television systems, air-conditioning systems, and equipment incidental thereto, water wheels, water works, water systems, steam heat and hot water plants, substations, electric, gas and water lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment, and all other fixtures and presently; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Original Indenture, as heretofore supplemented, expressly excepted) all the rights, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property herein or in the Original Indenture, as heretofore supplemented, described.

TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 11.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, rights and franchises and every part and parcel thereof.

IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 15.03 of the Original Indenture, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Original Indenture, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the Lien of the Original Indenture and the Lien hereof as if such property, rights and franchises were now owned by the Company and were specifically described herein and granted and conveyed hereby.

PROVIDED that, except as provided herein and in the Original Indenture with respect to the Municipalization Interest, the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder, nor is a security interest therein hereby or by the Original Indenture, as heretofore supplemented, granted or intended to be granted, and the same are hereby expressly excepted from the Lien of the Indenture and the operation of this Eleventh Supplemental Indenture, viz.: (1) cash, shares of stock, bonds, notes and other obligations and other securities not heretofore or hereafter specifically pledged, paid, deposited, delivered or held hereunder or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles and other vehicles or aircraft or boats, ships, or other vessels and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all timber, minerals, mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and chooses in action, and all contracts, leases and operating agreements not specifically pledged hereunder or under the Original Indenture or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the Indenture; (5) electric energy, gas, water, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; and (7) the Company's franchise to be a corporation; provided, however, that the property and rights expressly excepted from the Lien and operation of the Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Original Indenture by reason of the occurrence of a Default.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), unto STEPHEN J. GIURLANDO and (to the extent of its legal capacity to hold the same for the purposes hereof) to THE BANK OF NEW YORK, and their successors and assigns forever.

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Original Indenture, as heretofore supplemented, this Eleventh Supplemental Indenture being supplemental thereto.

AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Original Indenture, as heretofore supplemented, shall affect and apply to the property hereinbefore and hereinafter described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Original Indenture and had been specifically and at length described in and conveyed to said Trustees by the Original Indenture as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustees and their successor or successors in said trust under the Indenture, as follows:

ARTICLE I

  DEFINITIONS AND RULES OF CONSTRUCTION

    Terms From the Original Indenture and First through Tenth Supplemental Indentures. Except as set forth in Section 1.02 below, all defined terms used in this Eleventh Supplemental Indenture and not otherwise defined herein shall have the respective meanings ascribed to them in the Original Indenture or the First through the Tenth Supplemental Indentures, as the case may be.

    Certain Defined Terms. As used in this Eleventh Supplemental Indenture, the following defined terms shall have the respective meanings specified unless the context clearly requires otherwise:

    The term "Adjusted Treasury Rate" shall mean, with respect to any redemption date:

    (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Bonds of the Fourteenth Series or the Bonds of the Fifteenth Series, whichever is applicable, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

    (2) if such release (or any successor release) is not published during the week preceding the calculation date for the Adjusted Treasury Rate or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

    The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

    The term "Bonds of the Fifteenth Series" shall have the meaning specified in Section 3.01.

    The term "Bonds of the Fourteenth Series" shall have the meaning specified in Section 2.01.

    The term "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

    The term "Comparable Treasury Issue" shall mean the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Bonds of the Fourteenth Series or the Bonds of the Fifteenth Series, whichever is applicable, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Bonds of the Fourteenth Series or the Bonds of the Fifteenth Series, whichever is applicable.

    The term "Comparable Treasury Price" shall mean, with respect to any redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest such Reference Treasury Dealer Quotations or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

    The term "Independent Investment Banker" shall mean one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time, or, if any of such firms is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

    The term "Reference Treasury Dealer" shall mean (i) ABN AMRO Incorporated, Morgan Stanley & Co. Incorporated and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

    The term "Reference Treasury Dealer Quotations" shall mean, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m. on the third Business Day preceding such redemption date.

    References are to Eleventh Supplemental Indenture. Unless the context otherwise requires, all references herein to "Articles", "Sections" and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this Eleventh Supplemental Indenture, and the words "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Eleventh Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision hereof or to the Original Indenture or any other supplemental indenture thereto.

    Number and Gender. Unless the context otherwise requires, defined terms in the singular include the plural, and in the plural include the singular. The use of a word of any gender shall include all genders.

  ARTICLE II

  THE FOURteenth SERIES

    Bonds of the Fourteenth Series. Pursuant to Section 2.01 of the Original Indenture, there shall be a series of bonds designated 3.875% Series due August 1, 2008, each of which shall also bear the descriptive title "First Mortgage Bond" (herein sometimes referred to as "Bonds of the Fourteenth Series," which term shall include the Private Bonds of the Fourteenth Series and the Exchange Bonds of the Fourteenth Series (each as defined herein), unless the context otherwise requires). The form of Bonds of the Fourteenth Series shall be substantially in the form of Exhibit A hereto. Bonds of the Fourteenth Series shall mature on August 1, 2008 and shall be issued only as fully registered bonds in denominations of Two Hundred Fifty Thousand Dollars and integral multiples of $1,000 in excess thereof. Bonds of the Fourteenth Series shall bear interest at the rate of three and eight hundred seventy-five one thousandths percent (3.875%) per annum (except as hereinafter provided), payable semi-annually on February 1 and August 1 in each year and at maturity or earlier redemption, the first interest payment to be made on February 1, 2004 for the period from the date of original issuance of the Bonds of the Fourteenth Series to February 1, 2004; provided, however, that overdue principal, premium, if any, and (to the extent permitted by law) overdue interest in respect of the Bonds of the Fourteenth Series shall bear interest (before and after judgment) at the rate of four and eight hundred seventy-five one thousandths percent (4.875%) per annum. If the Company does not comply with certain of its obligations under the Registration Rights Agreement (as defined below), the Private Bonds of the Fourteenth Series shall, in accordance with Section 2(e) of the Registration Rights Agreement, bear additional interest ("Additional Interest") in addition to the interest provided for in the immediately preceding sentence. For purposes of the Bonds of the Fourteenth Series and the provisions of this Eleventh Supplemental Indenture pertaining to the Bonds of the Fourteenth Series, the term "interest" shall be deemed to include interest provided for in the second immediately preceding sentence and Additional Interest, if any. The principal, premium, if any, and interest on the Bonds of the Fourteenth Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, payable in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Interest on the Bonds of the Fourteenth Series may at the option of the Company be paid by check mailed to the registered owners thereof. Interest on the Bonds of the Fourteenth Series shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Bonds of the Fourteenth Series in respect of a portion of a month shall be calculated based on the actual number of days elapsed. In any case where any interest payment date, redemption date or the maturity of any Bond of the Fourteenth Series shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect, and in the same amount, as if made on the corresponding interest payment date or redemption date, or at maturity, as the case may be, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amounts so payable for the period from and after such interest payment date, redemption date or maturity, as the case may be, to such Business Day.

    The Company reserves the right to establish at any time, by Resolution of the Board of Directors of the Company, a form of coupon bond, and of appurtenant coupons, for the Bonds of the Fourteenth Series and to provide for exchangeability of such coupon bonds with the bonds of said Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.

    The Company has entered into a Registration Rights Agreement dated as of July 31, 2003 (the "Registration Rights Agreement") with the initial purchasers of the Bonds of the Fourteenth Series pursuant to which the Bonds of the Fourteenth Series that are issued and sold without registration (the "Private Bonds of the Fourteenth Series") under the Securities Act of 1933, as amended (the "Securities Act"), may be exchanged for Bonds of the Fourteenth Series that will be registered under the Securities Act and that will otherwise have substantially the same terms as the Private Bonds of the Fourteenth Series (the "Exchange Bonds of the Fourteenth Series"), or, failing such exchange, the Company has agreed to file a shelf registration statement for the resale of the Private Bonds of the Fourteenth Series. The Private Bonds of the Fourteenth Series will be offered and sold by the Company in reliance on an exemption from registration under the Securities Act, and Private Bonds of the Fourteenth Series will be exchanged for Exchange Bonds of the Fourteenth Series only pursuant to an effective registration statement under the Securities Act and otherwise in accordance with the Registration Rights Agreement and the Indenture. The Private Bonds of the Fourteenth Series and the Exchange Bonds of the Fourteenth Series will constitute a single series of bonds under the Indenture. Exchange Bonds of the Fourteenth Series shall be authenticated and delivered by the Trustee at one time or from time to time upon the written order or orders of the Company in principal amounts equal to the principal amounts of the Private Bonds of the Fourteenth Series surrendered in exchange therefor.

    Redemption of Bonds of the Fourteenth Series. (a) The Bonds of the Fourteenth Series shall be redeemable at the option of the Company, in whole or in part, prior to maturity, upon notice mailed to each registered owner at its last address appearing on the registry books not less than 30 days nor more than 60 days prior to the date fixed for redemption, at a redemption price equal to the greater of (i) 100% of the principal amount of such Bonds of the Fourteenth Series to be redeemed and (ii) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal of and interest on such Bonds of the Fourteenth Series to be redeemed (excluding the portion of any such interest accrued to such redemption date), discounted (for purposes of determining such present values) to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 25 basis points, plus, in each case, accrued and unpaid interest thereon to such redemption date.

    (b) Bonds of the Fourteenth Series shall also be redeemable, at the option of the holders thereof, as provided in Section 3.04 of the First Supplemental Indenture, as heretofore and hereby amended.

    (c) Bonds of the Fourteenth Series shall also be redeemable as follows:

    Should all or substantially all of the Mortgaged and Pledged Property be taken by the City of New Orleans or any instrumentality or designee thereof by the exercise of the power of eminent domain or taken by the exercise by the City of New Orleans or any instrumentality or designee thereof of the right to purchase or otherwise acquire the same, or should such Mortgaged and Pledged Property be voluntarily sold, transferred or otherwise conveyed to the City of New Orleans or such instrumentality or designee thereof, then, in any such event, the Company shall, upon the consummation of such taking, sale, transfer or other conveyance (in any case whether or not the Lien of the Indenture is released with respect to such Mortgaged and Pledged Property), immediately request the Trustee to take, and upon receipt of such request the Trustee shall take, all requisite action to prepare (in consultation with the Company) and to mail written notice thereof to each registered holder of any Outstanding Bond of the Fourteenth Series, at his last address appearing upon the registry books, such notice (hereinafter referred to in this Section 2.02(c) as the "Trustee's Special Notice"), to state that it is given pursuant to this Section 2.02(c) of this Eleventh Supplemental Indenture and that the holder of any Bond or Bonds of the Fourteenth Series then Outstanding shall have the right to require the Company to redeem such Bond or Bonds of the Fourteenth Series, in whole or in part, on the terms and subject to the conditions hereinafter in this Section 2.02(c) set forth.

    Upon the mailing of the Trustee's Special Notice, the holder of any Bonds of the Fourteenth Series then Outstanding may, within forty-five (45) days from the date of the Trustee's Special Notice, give the Trustee written notice of such holder's intent to have his Bond or Bonds of the Fourteenth Series redeemed by the Company on the sixtieth (60th) day following the date of the Trustee's Special Notice, upon delivery and surrender of such Bond or Bonds of the Fourteenth Series accompanied by such documentation as the Trustee or the Company may require. Unless on or prior to the forty-fifth (45th) day following the date of the Trustee's Special Notice, such holder shall have, by further written notice to the Trustee, withdrawn or revoked such written notice of intent to have his Bond or Bonds of the Fourteenth Series so redeemed, the Company shall, on the sixtieth (60th) day following the date of the Trustee's Special Notice, redeem any such Bond or Bonds of the Fourteenth Series that are properly delivered and surrendered for that purpose at the special redemption price of 101% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date.

    Transfer and Exchange. At the option of the registered owner, subject to the provisions of any legend set forth thereon, any Bonds of the Fourteenth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

    Bonds of the Fourteenth Series shall be transferable, subject to the provisions of any legend set forth thereon, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.

    Upon any such exchange or transfer of Bonds of the Fourteenth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 2.05 of the Original Indenture, but the Company hereby waives any right to make a charge in addition thereto for any such exchange or transfer of Bonds of the Fourteenth Series.

    Dating of Bonds and Interest Payments. (a) Each Bond of the Fourteenth Series shall be dated as of the date of authentication and shall bear interest from the last preceding interest payment date to which interest shall have been paid (unless the date of such bond is an interest payment date to which interest is paid, in which case from the date of such bond); provided that each Bond of the Fourteenth Series dated prior to February 1, 2004 shall bear interest from the date of original issuance thereof; and provided, further, that if any Bond of the Fourteenth Series shall be authenticated and delivered upon a transfer of, or in exchange for or in lieu of, any other Bond or Bonds of the Fourteenth Series upon which interest is in default, it shall be dated so that such bond shall bear interest from the last preceding date to which interest shall have been paid on the bond or bonds in respect of which such bond shall have been delivered or from its date of original issuance, if no interest shall have been paid on the Bonds of the Fourteenth Series.

  (b) Notwithstanding the foregoing, Bonds of the Fourteenth Series shall be dated so that the person in whose name any Bond of the Fourteenth Series is registered at the close of business on the Business Day immediately preceding an interest payment date shall be entitled to receive the interest payable on the interest payment date notwithstanding the cancellation of such bond upon any transfer or exchange thereof subsequent to such close of business and prior to such interest payment date, except if, and to the extent that, the Company shall default in the payment of interest due on such interest payment date, in which case such defaulted interest shall be paid to the persons in whose names Outstanding Bonds of the Fourteenth Series are registered at the close of business on the Business Day immediately preceding the date of payment of such defaulted interest. Any Bond of the Fourteenth Series issued upon any transfer or exchange subsequent to such close of business and prior to such interest payment date shall bear interest from such interest payment date. In the event there shall be more than one registered owner of Bonds of the Fourteenth Series, then the Company shall not be required to make transfers or exchanges of bonds of said series for a period of fifteen (15) days next preceding any interest payment date of said series.

ARTICLE III

  THE Fifteenth SERIES

    Bonds of the Fifteenth Series. Pursuant to Section 2.01 of the Original Indenture, there shall be a series of bonds designated 5.25% Series due August 1, 2013, each of which shall also bear the descriptive title "First Mortgage Bond" (herein sometimes referred to as "Bonds of the Fifteenth Series," which term shall include the Private Bonds of the Fifteenth Series and the Exchange Bonds of the Fifteenth Series (each as defined herein), unless the context otherwise requires). The form of Bonds of the Fifteenth Series shall be substantially in the form of Exhibit B hereto. Bonds of the Fifteenth Series shall mature on August 1, 2013 and shall be issued only as fully registered bonds in denominations of Two Hundred Fifty Thousand Dollars and integral multiples of $1,000 in excess thereof. Bonds of the Fifteenth Series shall bear interest at the rate of five and twenty-five one hundredths percent (5.25%) per annum (except as hereinafter provided), payable semi-annually on February 1 and August 1 in each year and at maturity or earlier redemption, the first interest payment to be made on February 1, 2004 for the period from the date of original issuance of the Bonds of the Fifteenth Series to February 1, 2004; provided, however, that overdue principal, premium, if any, and (to the extent permitted by law) overdue interest in respect of the Bonds of the Fifteenth Series shall bear interest (before and after judgment) at the rate of six and twenty-five one hundredths percent (6.25%) per annum. If the Company does not comply with certain of its obligations under the Registration Rights Agreement (as defined below), the Private Bonds of the Fifteenth Series shall, in accordance with Section 2(e) of the Registration Rights Agreement, bear Additional Interest in addition to the interest provided for in the immediately preceding sentence. For purposes of the Bonds of the Fifteenth Series and the provisions of this Eleventh Supplemental Indenture pertaining to the Bonds of the Fifteenth Series, the term "interest" shall be deemed to include interest provided for in the second immediately preceding sentence and Additional Interest, if any. The principal, premium, if any, and interest on the Bonds of the Fifteenth Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, payable in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Interest on the Bonds of the Fifteenth Series may at the option of the Company be paid by check mailed to the registered owners thereof. Interest on the Bonds of the Fifteenth Series shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Bonds of the Fifteenth Series in respect of a portion of a month shall be calculated based on the actual number of days elapsed. In any case where any interest payment date, redemption date or maturity date of any Bond of the Fifteenth Series shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect, and in the same amount, as if made on the corresponding interest payment date or redemption date, or at maturity, as the case may be, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amounts so payable for the period from and after such interest payment date, redemption date or maturity, as the case may be, to such Business Day.

    The Company reserves the right to establish at any time, by Resolution of the Board of Directors of the Company, a form of coupon bond, and of appurtenant coupons, for the Bonds of the Fifteenth Series and to provide for exchangeability of such coupon bonds with the bonds of said Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.

    The Company has entered into the Registration Rights Agreement pursuant to which the Bonds of the Fifteenth Series that are issued and sold without registration (the "Private Bonds of the Fifteenth Series") under the Securities Act may be exchanged for Bonds of the Fifteenth Series that will be registered under the Securities Act and that will otherwise have substantially the same terms as the Private Bonds of the Fifteenth Series (the "Exchange Bonds of the Fifteenth Series"), or, failing such exchange, the Company has agreed to file a shelf registration statement for the resale of the Private Bonds of the Fifteenth Series. The Private Bonds of the Fifteenth Series will be offered and sold by the Company in reliance on an exemption from registration under the Securities Act, and Private Bonds of the Fifteenth Series will be exchanged for Exchange Bonds of the Fifteenth Series only pursuant to an effective registration statement under the Securities Act and otherwise in accordance with the Registration Rights Agreement and the Indenture. The Private Bonds of the Fifteenth Series and the Exchange Bonds of the Fifteenth Series will constitute a single series of bonds under the Indenture. Exchange Bonds of the Fifteenth Series shall be authenticated and delivered by the Trustee at one time or from time to time upon the written order or orders of the Company in principal amounts equal to the principal amounts of the Private Bonds of the Fifteenth Series surrendered in exchange therefor.

    Redemption of Bonds of the Fifteenth Series. (a) The Bonds of the Fifteenth Series shall be redeemable at the option of the Company, in whole or in part, prior to maturity, upon notice mailed to each registered owner at its last address appearing on the registry books not less than 30 days nor more than 60 days prior to the date fixed for redemption, at a redemption price equal to the greater of (i) 100% of the principal amount of such Bonds of the Fifteenth Series to be redeemed and (ii) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal of and interest on such Bonds of the Fifteenth Series to be redeemed (excluding the portion of any such interest accrued to such redemption date), discounted (for purposes of determining such present values) to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 25 basis points, plus, in each case, accrued and unpaid interest thereon to such redemption date.

    (b) Bonds of the Fifteenth Series shall also be redeemable, at the option of the holders thereof, as provided in Section 3.04 of the First Supplemental Indenture, as heretofore and hereby amended.

    (c) Bonds of the Fifteenth Series shall also be redeemable as follows:

    Should all or substantially all of the Mortgaged and Pledged Property be taken by the City of New Orleans or any instrumentality or designee thereof by the exercise of the power of eminent domain or taken by the exercise by the City of New Orleans or any instrumentality or designee thereof of the right to purchase or otherwise acquire the same, or should such Mortgaged and Pledged Property be voluntarily sold, transferred or otherwise conveyed to the City of New Orleans or such instrumentality or designee thereof, then, in any such event, the Company shall, upon the consummation of such taking, sale, transfer or other conveyance (in any case whether or not the Lien of the Indenture is released with respect to such Mortgaged and Pledged Property), immediately request the Trustee to take, and upon receipt of such request the Trustee shall take, all requisite action to prepare (in consultation with the Company) and to mail written notice thereof to each registered holder of any Outstanding Bond of the Fifteenth Series, at his last address appearing upon the registry books, such notice (hereinafter referred to in this Section 3.02(c) as the "Trustee's Special Notice"), to state that it is given pursuant to this Section 3.02(c) of this Eleventh Supplemental Indenture and that the holder of any Bond or Bonds of the Fifteenth Series then Outstanding shall have the right to require the Company to redeem such Bond or Bonds of the Fifteenth Series, in whole or in part, on the terms and subject to the conditions hereinafter in this Section 3.02(c) set forth.

    Upon the mailing of the Trustee's Special Notice, the holder of any Bonds of the Fifteenth Series then Outstanding may, within forty-five (45) days from the date of the Trustee's Special Notice, give the Trustee written notice of such holder's intent to have his Bond or Bonds of the Fifteenth Series redeemed by the Company on the sixtieth (60th) day following the date of the Trustee's Special Notice, upon delivery and surrender of such Bond or Bonds of the Fifteenth Series accompanied by such documentation as the Trustee or the Company may require. Unless on or prior to the forty-fifth (45th) day following the date of the Trustee's Special Notice, such holder shall have, by further written notice to the Trustee, withdrawn or revoked such written notice of intent to have his Bond or Bonds of the Fifteenth Series so redeemed, the Company shall, on the sixtieth (60th) day following the date of the Trustee's Special Notice, redeem any such Bond or Bonds of the Fifteenth Series that are properly delivered and surrendered for that purpose at the special redemption price of 101% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date.

    Transfer and Exchange. At the option of the registered owner, subject to the provisions of any legend set forth thereon, any Bonds of the Fifteenth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

    Bonds of the Fifteenth Series shall be transferable, subject to the provisions of any legend set forth thereon, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.

    Upon any such exchange or transfer of Bonds of the Fifteenth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 2.05 of the Original Indenture, but the Company hereby waives any right to make a charge in addition thereto for any such exchange or transfer of Bonds of the Fifteenth Series.

    Dating of Bonds and Interest Payments. (a) Each Bond of the Fifteenth Series shall be dated as of the date of authentication and shall bear interest from the last preceding interest payment date to which interest shall have been paid (unless the date of such bond is an interest payment date to which interest is paid, in which case from the date of such bond); provided that each Bond of the Fifteenth Series dated prior to February 1, 2004 shall bear interest from the date of original issuance thereof; and provided, further, that if any Bond of the Fifteenth Series shall be authenticated and delivered upon a transfer of, or in exchange for or in lieu of, any other Bond or Bonds of the Fifteenth Series upon which interest is in default, it shall be dated so that such bond shall bear interest from the last preceding date to which interest shall have been paid on the bond or bonds in respect of which such bond shall have been delivered or from its date of original issuance, if no interest shall have been paid on the Bonds of the Fifteenth Series.

  (b) Notwithstanding the foregoing, Bonds of the Fifteenth Series shall be dated so that the person in whose name any Bond of the Fifteenth Series is registered at the close of business on the Business Day immediately preceding an interest payment date shall be entitled to receive the interest payable on the interest payment date notwithstanding the cancellation of such bond upon any transfer or exchange thereof subsequent to such close of business and prior to such interest payment date, except if, and to the extent that, the Company shall default in the payment of interest due on such interest payment date, in which case such defaulted interest shall be paid to the persons in whose names Outstanding Bonds of the Fifteenth Series are registered at the close of business on the Business Day immediately preceding the date of payment of such defaulted interest. Any Bond of the Fifteenth Series issued upon any transfer or exchange subsequent to such close of business and prior to such interest payment date shall bear interest from such interest payment date. In the event there shall be more than one registered owner of Bonds of the Fifteenth Series, then the Company shall not be required to make transfers or exchanges of bonds of said series for a period of fifteen (15) days next preceding any interest payment date of said series.

ARTICLE IV

  OTHER PROVISIONS FOR RETIREMENT OF BONDS

    Exchange or Redemption upon Merger or Consolidation. The second sentence of subsection (a) of Section 3.04 of the First Supplemental Indenture, as amended and restated by the Seventh Supplemental Indenture, and as subsequently amended, is hereby further amended to insert the following words immediately after the words "the Tenth Supplemental Indenture":

  ", shall (as to the New LP&L Bonds being exchanged for the Bonds of the Fourteenth Series) be subject to redemption at the option of the Company on terms similar to those provided in the Eleventh Supplemental Indenture with respect to Bonds of the Fourteenth Series, shall (as to the New LP&L Bonds being exchanged for the Bonds of the Fifteenth Series) be subject to redemption at the option of the Company on terms similar to those provided in the Eleventh Supplemental Indenture with respect to Bonds of the Fifteenth Series,"

  Section 4.02 Redemption Price upon Merger or Consolidation. The redemption price for any Bonds of the Fourteenth Series redeemed pursuant to subsection (b) of Section 3.04 of the First Supplemental Indenture, as amended and restated by the Seventh Supplemental Indenture, and as subsequently amended, shall be equal to the principal amount of the Bonds of the Fourteenth Series to be redeemed, plus accrued and unpaid interest thereon to the redemption date of such Bonds of the Fourteenth Series. The redemption price for any Bonds of the Fifteenth Series redeemed pursuant to subsection (b) of Section 3.04 of the First Supplemental Indenture, as amended and restated by the Seventh Supplemental Indenture, and as subsequently amended, shall be equal to the principal amount of the Bonds of the Fifteenth Series to be redeemed, plus accrued and unpaid interest thereon to the redemption date of such Bonds of the Fifteenth Series.

ARTICLE V

  COVENANTS

    Maintenance of Paying Agency. So long as any Bonds of the Fourteenth Series or the Fifteenth Series are Outstanding, the Company covenants that the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, where the principal of or interest on any Bonds of the Fourteenth Series or the Fifteenth Series shall be payable, shall also be an office or agency where any such bonds may be transferred or exchanged and where notices, presentations or demands to or upon the Company in respect of such bonds or in respect of the Indenture may be given or made.

    Further Assurances. From time to time whenever reasonably requested by the Trustee, the holders of a majority in principal amount of Bonds of the Fourteenth Series then Outstanding, or the holders of a majority in principal amount of Bonds of the Fifteenth Series then Outstanding, the Company will make, execute and deliver or cause to be made, executed and delivered any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention of or to facilitate the performance of the terms of the Indenture or to secure the rights and remedies of the holders of the Bonds of the Fourteenth Series or the rights and remedies of the holders of the Bonds of the Fifteenth Series.

    Limitation on Restricted Payments. (a) So long as any Bonds of the Fourteenth Series or any Bonds of the Fifteenth Series are Outstanding, the Company covenants that it will not declare any dividends on its common stock (other than (1) a dividend payable solely in shares of its common stock or (2) a dividend payable in cash in cases where, concurrently with the payment of such dividend, an amount in cash equal to such dividend is received by the Company as a capital contribution or as the proceeds of the issue and sale of shares of its common stock) or make any distribution on outstanding shares of its common stock or purchase or otherwise acquire for value any outstanding shares of its common stock (otherwise than in exchange for or out of the proceeds from the sale of other shares of its common stock) unless after such dividend, distribution, purchase or acquisition, the aggregate amount of such dividends, distributions, purchases and acquisitions paid or made subsequent to June 30, 2003 (other than any dividend declared by the Company on or before June 30, 2003) does not exceed (without giving effect to (1) any such dividends, distributions, purchases or acquisitions or (2) any net transfers from earned surplus to stated capital accounts) the sum of (A) the aggregate amount credited subsequent to June 30, 2003, to earned surplus, (B) $150,000,000 and (C) such additional amounts as shall be authorized or approved, upon application by the Company and, after notice, by the SEC under the Holding Company Act.

  For the purpose of this Section 5.03, the aggregate amount credited subsequent to June 30, 2003, to earned surplus shall be determined in accordance with applicable generally accepted accounting principles and practices (or, if in the opinion of the Company's independent public accountants (delivered to the Trustee) there is an absence of any such generally accepted accounting principles and practices as to the determination in question, then in accordance with sound accounting practices) and after making provision for dividends upon any preferred stock of the Company accumulated subsequent to such date, and in addition there shall be deducted from earned surplus all amounts (without duplication) of losses, write-offs, write-downs or amortization of property, whether extraordinary or otherwise, recorded in and applicable to a period or periods subsequent to June 30, 2003.

ARTICLE VI

  MISCELLANEOUS PROVISIONS

    Acceptance of Trusts. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Original Indenture, as heretofore supplemented, set forth and upon the following terms and conditions:

    The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Eleventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are solely made by the Company. In general, each and every term and condition contained in Article XVI of the Original Indenture shall apply to and form part of this Eleventh Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Eleventh Supplemental Indenture.

    Effect of Eleventh Supplemental Indenture under Louisiana Law. It is the intention and it is hereby agreed that so far as concerns that portion of the Mortgaged and Pledged Property situated within the State of Louisiana, the general language of conveyance contained in this Eleventh Supplemental Indenture is intended and shall be construed as words of hypothecation and not of conveyance, and that so far as the said Louisiana property is concerned, this Eleventh Supplemental Indenture shall be considered as an act of mortgage and pledge and granting of a security interest under the laws of the State of Louisiana, and the Trustees herein named are named as mortgagee and pledge and secured parties in trust for the benefit of themselves and of all present and future holders of bonds issued under the Indenture and any coupons thereto issued hereunder, and are irrevocably appointed special agents and representatives of the holders of such bonds and coupons and vested with full power in their behalf to effect and enforce the mortgage and pledge and a security interest hereby constituted for their benefit, or otherwise to act as herein provided for.

    Record Date. (a) The holders of the Bonds of the Fourteenth Series shall be deemed to have consented and agreed that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of the Bonds of the Fourteenth Series entitled to consent, if any such consent is required, to any amendment or supplement to the Indenture or the waiver of any provision thereof or any act to be performed thereunder. If a record date is fixed, those persons who were holders of the Bonds of the Fourteenth Series at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders of Bonds of the Fourteenth Series after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

    (b) The holders of the Bonds of the Fifteenth Series shall be deemed to have consented and agreed that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of the Bonds of the Fifteenth Series entitled to consent, if any such consent is required, to any amendment or supplement to the Indenture or the waiver of any provision thereof or any act to be performed thereunder. If a record date is fixed, those persons who were holders of the Bonds of the Fifteenth Series at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders of Bonds of the Fifteenth Series after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

    Titles. The titles of the several Articles and Sections of this Eleventh Supplemental Indenture shall not be deemed to be any part hereof.

    Counterparts. This Eleventh Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

    Governing Law. The laws of the State of New York shall govern this Eleventh Supplemental Indenture, the Bonds of the Fourteenth Series, and the Bonds of the Fifteenth Series, except to the extent that the validity or perfection of the Lien of the Indenture, or remedies thereunder, are governed by the laws of a jurisdiction other than the State of New York.

ARTICLE VII

SPECIFIC DESCRIPTION OF PROPERTY

PARAGRAPH ONE

The Electric Generating Plants, Plant Sites and Stations of the Company, including all electric works, power houses, buildings, pipelines and structures owned by the Company and all land of the Company on which the same are situated and all of the Company's lands, together with the buildings and improvements thereon, and all rights, ways, servitudes, prescriptions, and easements, rights-of-way, permits, privileges, licenses, poles, wires, machinery, implements, switchyards, electric lines, equipment and appurtenances, forming a part of said plants, sites or stations, or any of them, or used or enjoyed, or capable of being used or enjoyed in conjunction with any of said power plants, sites, stations, lands and property.

PARAGRAPH TWO

The Electric Substations, Switching Stations, Microwave installations and UHF-VHF installations of the Company, and the Sites therefor, including all buildings, structures, towers, poles, all equipment, appliances and devices for transforming, converting, switching, transmitting and distributing electric energy, and for communications, and the lands of the Company on which the same are situated, and all of the Company's lands, rights, ways, servitudes, prescriptions, easements, rights-of-way, machinery, equipment, appliances, devices, licenses and appurtenances forming a part of said substations, switching stations, microwave installations or UHF-VHF installations, or any of them, or used or enjoyed or capable of being used or enjoyed in conjunction with any of them.

PARAGRAPH THREE

All and singular the Miscellaneous Lands and Real Estate or Rights and Interests therein of the Company, and buildings and improvements thereon, now owned, or, subject to the provisions of Section 15.03 of the Original Indenture, hereafter acquired during the existence of this trust.

PARAGRAPH FOUR

The Electric Transmission Lines of the Company, including the structures, towers, poles, wires, cables, switch racks, conductors, transformers, insulators, pipes, conduits, electric submarine cables, and all appliances, devices and equipment used or useful in connection with said transmission lines and systems, and all other property, real, personal or mixed, forming a part thereof or appertaining thereto, together with all rights-of-way, easements, prescriptions, servitudes, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, across, under or upon any public streets or highways or other lands, public or private.

PARAGRAPH FIVE

The Electric Distribution Lines and Systems of the Company, including the structures, towers, poles, wires, insulators and appurtenances, appliances, conductors, conduits, cables, transformers, meters, regulator stations and regulators, accessories, devices and equipment and all of the Company's other property, real, personal or mixed, forming a part of or used, occupied or enjoyed in connection with or in anywise appertaining to said distribution lines and systems, together with all of the Company's rights-of-way, easements, permits, prescriptions, privileges, municipal or other franchises, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, across, under, or upon any public streets or highways or other lands or property, public or private.

PARAGRAPH SIX

The Gas Distributing Systems of the Company, whether now owned or, subject to the provisions of Section 15.03 of the Original Indenture, hereafter acquired, including gas regulator stations, gas main crossings, odorizing equipment, gas metering stations, shops, service buildings, office buildings, expansion tanks, conduits, gas mains and pipes, mechanical storage sheds, boilers, service pipes, fittings, city gates, pipelines, booster stations, reducer stations, valves, valve platforms, connections, meters and all appurtenances, appliances, devices and equipment and all the Company's other property, real, personal or mixed forming a part of or used, occupied or enjoyed in connection with or in anywise appertaining to said distributing systems, or any of them, together with all of the Company's rights-of-way, easements, prescriptions, servitudes, privileges, immunities, permits and franchises, licenses, consents and rights for or relating to the construction, maintenance or operation thereof, in, on, through, across or under any public streets or highways or other lands or property, public or private.

PARAGRAPH SEVEN

All of the franchises, privileges, permits, grants and consents for the construction, operation and maintenance of electric and gas systems in, on and under streets, alleys, highways, roads, public grounds and rights-of-way and all rights incident thereto which were granted by the governing and regulatory bodies of the City of New Orleans, State of Louisiana.

Also all other franchises, privileges, permits, grants and consents owned or hereafter acquired by the Company for the construction, operation and maintenance of electric and gas systems in, on or under the streets, alleys, highways, roads, and public grounds, areas and rights-of-way and/or for the supply and sale of electricity or natural gas and all rights incident thereto, subject, however, to the provisions of Section 15.03 of the Original Indenture.

IN WITNESS WHEREOF, ENTERGY NEW ORLEANS, INC. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and on its behalf, and THE BANK OF NEW YORK has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Vice Presidents, Assistant Vice Presidents, Assistant Treasurers or Assistant Secretaries for and on its behalf, and STEPHEN J. GIURLANDO has hereunto set his hand, all as of the day and year first above written.

ENTERGY NEW ORLEANS, INC.

By: /s/ Steven C. McNeal
Steven C. McNeal
Vice President and Treasurer

Attest:

/s/ Christopher T. Screen
Christopher T. Screen
Assistant Secretary

Executed, sealed and delivered by
ENTERGY NEW ORLEANS, INC.
in the presence of:

/s/ Carl Alvarado
Carl Alvarado

/s/ Myrna A. Romain
Myrna A. Romain

THE BANK OF NEW YORK
As Trustee

By: /s/ Robert A. Massimillo
Robert A. Massimillo
Vice President

Attest:

/s/ Cynthia Chaney
Cynthia Chaney
Vice President

/s/ Stephen J. Giurlando
STEPHEN J. GIURLANDO,
As Co-Trustee

Executed, sealed and delivered by
THE BANK OF NEW YORK and

STEPHEN J. GIURLANDO
in the presence of:

/s/ Ada Li
Ada Li

/s/ Regina F. Johnson
Regina F. Johnson

STATE OF LOUISIANA )

                                         ) SS.:

PARISH OF ORLEANS )

On this 29th day of July, 2003, before me appeared Steven C. McNeal, to me personally known, who, being duly sworn, did say that he is Vice President and Treasurer of ENTERGY NEW ORLEANS, INC., that the seal affixed to said instrument is the corporate seal of said corporation, that the foregoing instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Steven C. McNeal acknowledged said instrument to be the free act and deed of said corporation.

On the 29th day of July, 2003, before me personally came Steven C. McNeal, to me known, who, being by me duly sworn, did depose and say that he resides in Mandeville, Louisiana; that he is Vice President and Treasurer of ENTERGY NEW ORLEANS, INC., one of the parties described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

/s/ Lloyd L. Drury, III
Lloyd L. Drury, III
Notary Public
Parish of Orleans, State of Louisiana
My Commission is Issued for Life

STATE OF NEW YORK
                                                        } ss.:
COUNTY OF BRONX

On this 29th day of July, 2003, before me appeared Robert A. Massimillo, to me personally known, who, being by me duly sworn, did say that he is a Vice President of THE BANK OF NEW YORK, that the seal affixed to the above instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Robert A. Massimillo acknowledged said instrument to be the free act and deed of said corporation.

On the 29th day of July, 2003, before me personally came Robert A. Massimillo, to me known, who, being by me duly sworn, did depose and say that he resides at 87 Brandis Avenue, Staten Island, New York 10312; that he is a Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

/s/ William J. Cassels
William J. Cassels
Notary Public, State of New York
No. 01CA5027729
Qualified in Bronx County
Commission Expires May 18, 2006

STATE OF NEW YORK
                                                    } ss.:
COUNTY OF BRONX

On this 29th day of July, 2003, before me appeared STEPHEN J. GIURLANDO, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

On the 29th day of July, 2003, before me personally came STEPHEN J. GIURLANDO, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.

/s/ William J. Cassels
William J. Cassels
Notary Public, State of New York
No. 01CA5027729
Qualified in Bronx County
Commission Expires May 18, 2006

EXHIBIT A

[FORM OF BOND OF THE Fourteenth SERIES]

[FORM OF DEPOSITORY LEGEND]

Unless and until this bond is exchanged in whole or in part for certificated bonds registered in the names of the various beneficial holders hereof as then certified to the Trustee by The Depository Trust Company or its successor (the "Depositary"), this bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depositary, and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

This bond may be exchanged for certificated bonds registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days or (b) the Company elects to issue certificated bonds to beneficial owners (as certified to the Company by the Depositary).

[FORM OF NON-REGISTRATION LEGEND TO BE INCLUDED ON PRIVATE BONDS OF THE FOURTEENTH SERIES]

THIS SECURITY (OR PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN APPLICABLE EXEMPTION THEREFROM OR A TRANSACTION NOT SUBJECT THERETO. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE THEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR THE EXPIRATION OF SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K), OR ANY SUCCESSOR PROVISION THEREOF, UNDER THE SECURITIES ACT (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (I) TO THE COMPANY, (II) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, OR IN A TRANSACTION NOT SUBJECT TO, THE SECURITIES ACT OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CLAUSES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE. THE HOLDER OF THIS SECURITY ACKNOWLEDGES THAT THE COMPANY RESERVES THE RIGHT PRIOR TO ANY OFFER, SALE OR OTHER TRANSFER (1) PURSUANT TO CLAUSE (IV) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE AS TO COMPLIANCE WITH CERTAIN CONDITIONS TO TRANSFER IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY.

[form of registration rights legend to be included on Private Bonds of the Fourteenth Series]

BY ITS ACCEPTANCE OF THE SECURITIES EVIDENCED HEREBY OR A BENEFICIAL INTEREST IN SUCH SECURITIES, THE HOLDER OF, AND ANY PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN, SUCH SECURITIES AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT (THE "REGISTRATION RIGHTS AGREEMENT") DATED AS OF JULY 31, 2003 AND RELATING TO THE REGISTRATION UNDER THE SECURITIES ACT OF SECURITIES EXCHANGEABLE FOR THE SECURITIES EVIDENCED HEREBY AND REGISTRATION OF THE SECURITIES EVIDENCED HEREBY.

FIRST MORTGAGE BOND

3.875% Series due August 1, 2008

CUSIP No. ___________

No. R-__                                                                                                                                                                                         $_________

ENTERGY NEW ORLEANS, INC., a corporation duly organized and existing under the laws of the State of Louisiana (the "Company"), for value received, hereby promises to pay to ____________, or registered assigns, at the office or agency of the Company in The City of New York, New York, the principal sum of $____________ on August 1, 2008, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay in like manner to the registered owner hereof interest thereon from the date of original issuance hereof, if the date of this bond is prior to February 1, 2004, or, if the date of this bond is on or after February 1, 2004, from the February 1 or the August 1 immediately preceding the date of this bond to which interest has been paid (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof), at the rate of three and eight hundred seventy-five one thousandths percent (3.875%) per annum in like coin or currency on February 1 and August 1 of each year, commencing February 1, 2004, and at maturity or earlier redemption until the principal of this bond shall have become due and been duly paid or provided for, and to pay interest (before and after judgment) on any overdue principal, premium, if any, and (to the extent permitted by law) on any overdue interest at the rate of four and eight hundred seventy-five one thousandths percent (4.875%) per annum. [If the Company does not comply with certain of its obligations under the Registration Rights Agreement, this bond shall, in accordance with Section 2(e) of the Registration Rights Agreement, bear additional interest ("Additional Interest") in addition to the interest provided for in the immediately preceding sentence. For purposes of this bond, the term "interest" shall be deemed to include interest provided for in the second immediately preceding sentence and Additional Interest, if any.]* Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on this bond in respect of a portion of a month shall be calculated based on the actual number of days elapsed.

The interest so payable on any interest payment date will, subject to certain exceptions provided in the Mortgage hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business on the Business Day immediately preceding such interest payment date. At the option of the Company, interest may be paid by check mailed on or prior to such interest payment date to the address of the person entitled thereto as such address shall appear on the register of the Company.

This bond shall not become obligatory until The Bank of New York, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.

This bond is one of a series of bonds of the Company issuable in series and is one of a duly authorized series of First Mortgage Bonds, 3.875% Series due August 1, 2008 (herein called bonds of the Fourteenth Series), all bonds of all series issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, called the Mortgage), dated as of May 1, 1987, duly executed by the Company to Bank of Montreal Trust Company (The Bank of New York, successor) and Z. George Klodnicki (Stephen J. Giurlando, successor), as Trustees. Reference is made to the Mortgage for a description of the mortgaged and pledged property, assets and rights, the nature and extent of the lien and security, the respective rights, limitations of rights, covenants, obligations, duties and immunities thereunder of the Company, the holders of bonds and the Trustees and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definition of certain terms herein used, to all of which, by its acceptance of this bond, the holder of this bond agrees.

The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided. The Mortgage provides that in certain circumstances and upon certain conditions, such a declaration and its consequences or certain past defaults and the consequences thereof may be waived by such affirmative vote of holders of bonds as is specified in the Mortgage.

The Mortgage contains provisions permitting the Company and the Trustee to execute supplemental indentures amending the Mortgage for certain specified purposes without the consent of holders of bonds. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds of the Fourteenth Series and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then Outstanding as are specified in the Mortgage.

Any consent or waiver by the holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond and of any bonds issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this bond or such other bond.

No reference herein to the Mortgage and no provision of this bond or of the Mortgage shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this bond in the manner, at the respective times, at the rate and in the currency herein prescribed.

The bonds are issuable as registered bonds without coupons in the denominations of $250,000 and integral multiples of $1,000 in excess thereof. At the office or agency to be maintained by the Company in The City of New York, New York, and in the manner and subject to the provisions of the Mortgage, bonds may be exchanged for a like aggregate principal amount of bonds of other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Subject to any legend that appears on this bond, this bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in The City of New York, New York, upon surrender of this bond, and upon payment, if the Company shall require it, of the transfer charges provided for in the Mortgage, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange hereof as provided in the Mortgage. The Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustees shall be affected by any notice to the contrary.

This bond is redeemable at the option of the Company as provided in the Mortgage. This bond is also redeemable at the option of the owner upon the events, in the manner and at such redemption prices as are specified in the Mortgage.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

As provided in the Mortgage, this bond shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Entergy New Orleans, Inc. has caused this bond to be signed in its corporate name by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his or her signature or a facsimile thereof.

Dated:

ENTERGY NEW ORLEANS, INC.

By:
Name:
Title:

Attest:

Name:
Title:

[FORM OF TRUSTEE'S

AUTHENTICATION CERTIFICATE]

TRUSTEE'S AUTHENTICATION CERTIFICATE

This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned mortgage.

THE BANK OF NEW YORK,
as Trustee,

By:
Authorized Signatory

EXHIBIT B

[FORM OF BOND OF THE Fifteenth SERIES]

[FORM OF DEPOSITORY LEGEND]

Unless and until this bond is exchanged in whole or in part for certificated bonds registered in the names of the various beneficial holders hereof as then certified to the Trustee by The Depository Trust Company or its successor (the "Depositary"), this bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depositary, and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

This bond may be exchanged for certificated bonds registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days or (b) the Company elects to issue certificated bonds to beneficial owners (as certified to the Company by the Depositary).

[FORM OF NON-REGISTRATION LEGEND TO BE INCLUDED ON PRIVATE BONDS OF THE FIFTEENTH SERIES]

THIS SECURITY (OR PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN APPLICABLE EXEMPTION THEREFROM OR A TRANSACTION NOT SUBJECT THERETO. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE THEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR THE EXPIRATION OF SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K), OR ANY SUCCESSOR PROVISION THEREOF, UNDER THE SECURITIES ACT (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (I) TO THE COMPANY, (II) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, OR IN A TRANSACTION NOT SUBJECT TO, THE SECURITIES ACT OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CLAUSES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE. THE HOLDER OF THIS SECURITY ACKNOWLEDGES THAT THE COMPANY RESERVES THE RIGHT PRIOR TO ANY OFFER, SALE OR OTHER TRANSFER (1) PURSUANT TO CLAUSE (IV) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE AS TO COMPLIANCE WITH CERTAIN CONDITIONS TO TRANSFER IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY.

[form of registration rights legend to be included on Private Bonds of the Fifteenth Series]

BY ITS ACCEPTANCE OF THE SECURITIES EVIDENCED HEREBY OR A BENEFICIAL INTEREST IN SUCH SECURITIES, THE HOLDER OF, AND ANY PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN, SUCH SECURITIES AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT (THE "REGISTRATION RIGHTS AGREEMENT") DATED AS OF JULY 31, 2003 AND RELATING TO THE REGISTRATION UNDER THE SECURITIES ACT OF SECURITIES EXCHANGEABLE FOR THE SECURITIES EVIDENCED HEREBY AND REGISTRATION OF THE SECURITIES EVIDENCED HEREBY.

FIRST MORTGAGE BOND

5.25% Series due August 1, 2013

CUSIP No. ___________

No. R-__                                                                                                                                                                                         $_________

ENTERGY NEW ORLEANS, INC., a corporation duly organized and existing under the laws of the State of Louisiana (the "Company"), for value received, hereby promises to pay to ____________, or registered assigns, at the office or agency of the Company in The City of New York, New York, the principal sum of $____________ on August 1, 2013, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay in like manner to the registered owner hereof interest thereon from the date of original issuance hereof, if the date of this bond is prior to February 1, 2004, or, if the date of this bond is on or after February 1, 2004, from the February 1 or the August 1 immediately preceding the date of this bond to which interest has been paid (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof), at the rate of five and twenty-five one hundredths percent (5.25%) per annum in like coin or currency on February 1 and August 1 of each year, commencing February 1, 2004, and at maturity or earlier redemption until the principal of this bond shall have become due and been duly paid or provided for, and to pay interest (before and after judgment) on any overdue principal, premium, if any, and (to the extent permitted by law) on any overdue interest at the rate of six and twenty-five one hundredths percent (6.25%) per annum. [If the Company does not comply with certain of its obligations under the Registration Rights Agreement, this bond shall, in accordance with Section 2(e) of the Registration Rights Agreement, bear additional interest ("Additional Interest") in addition to the interest provided for in the immediately preceding sentence. For purposes of this bond, the term "interest" shall be deemed to include interest provided for in the second immediately preceding sentence and Additional Interest, if any.]* Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on this bond in respect of a portion of a month shall be calculated based on the actual number of days elapsed.

The interest so payable on any interest payment date will, subject to certain exceptions provided in the Mortgage hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business on the Business Day immediately preceding such interest payment date. At the option of the Company, interest may be paid by check mailed on or prior to such interest payment date to the address of the person entitled thereto as such address shall appear on the register of the Company.

This bond shall not become obligatory until The Bank of New York, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.

This bond is one of a series of bonds of the Company issuable in series and is one of a duly authorized series of First Mortgage Bonds, 5.25% Series due August 1, 2013 (herein called bonds of the Fifteenth Series), all bonds of all series issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, called the Mortgage), dated as of May 1, 1987, duly executed by the Company to Bank of Montreal Trust Company (The Bank of New York, successor) and Z. George Klodnicki (Stephen J. Giurlando, successor), as Trustees. Reference is made to the Mortgage for a description of the mortgaged and pledged property, assets and rights, the nature and extent of the lien and security, the respective rights, limitations of rights, covenants, obligations, duties and immunities thereunder of the Company, the holders of bonds and the Trustees and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definition of certain terms herein used, to all of which, by its acceptance of this bond, the holder of this bond agrees.

The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided. The Mortgage provides that in certain circumstances and upon certain conditions, such a declaration and its consequences or certain past defaults and the consequences thereof may be waived by such affirmative vote of holders of bonds as is specified in the Mortgage.

The Mortgage contains provisions permitting the Company and the Trustee to execute supplemental indentures amending the Mortgage for certain specified purposes without the consent of holders of bonds. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds of the Fifteenth Series and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then Outstanding as are specified in the Mortgage.

Any consent or waiver by the holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond and of any bonds issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this bond or such other bond.

No reference herein to the Mortgage and no provision of this bond or of the Mortgage shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this bond in the manner, at the respective times, at the rate and in the currency herein prescribed.

The bonds are issuable as registered bonds without coupons in the denominations of $250,000 and integral multiples of $1,000 in excess thereof. At the office or agency to be maintained by the Company in The City of New York, New York, and in the manner and subject to the provisions of the Mortgage, bonds may be exchanged for a like aggregate principal amount of bonds of other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Subject to any legend that appears on this bond, this bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in The City of New York, New York, upon surrender of this bond, and upon payment, if the Company shall require it, of the transfer charges provided for in the Mortgage, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange hereof as provided in the Mortgage. The Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustees shall be affected by any notice to the contrary.

This bond is redeemable at the option of the Company as is provided in the Mortgage. This bond is also redeemable at the option of the owner upon the events, in the manner and at such redemption prices as are specified in the Mortgage.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

As provided in the Mortgage, this bond shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Entergy New Orleans, Inc. has caused this bond to be signed in its corporate name by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his or her signature or a facsimile thereof.

Dated:

ENTERGY NEW ORLEANS, INC.

By:
Name:
Title:

Attest:

Name:
Title:

[FORM OF TRUSTEE'S

AUTHENTICATION CERTIFICATE]

TRUSTEE'S AUTHENTICATION CERTIFICATE

This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned mortgage.

THE BANK OF NEW YORK,
as Trustee,

By:
Authorized Signatory